UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   November 8, 2010

SENECA GAMING CORPORATION

(Exact name of registrant as specified in its charter)

Not Applicable	333-117633	54-2122988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Fourth Street

Niagara Falls, NY (Seneca Nation Territory) 14303

(Address of principal executive

offices, with zip code)

(716) 299-1100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 8, 2010, Seneca Gaming Corporation (the “Company”) entered into a purchase agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers, to sell $325 million aggregate principal amount 8.25% Senior Notes due 2018 of the Company in accordance with a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended.  The sale of the notes is expected to close on November 18, 2010.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Purchase Agreement, dated November 8, 2010, between Seneca Gaming Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated relating to the private placement of 8.25% Senior Notes due 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENECA GAMING CORPORATION

Date: November 10, 2010	By:	/s/ David Sheridan
David Sheridan Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Purchase Agreement, dated November 8, 2010, between Seneca Gaming Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated relating to the private placement of 8.25% Senior Notes due 2018.